SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JANUARY 26, 2001
(To Prospectus dated November 27, 2000)

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                  Asset-Backed Certificates, Series 2001-BC1

                               ----------------


-------------------------
The Class A-6
Certificates represent          The Class A-6 Certificates
obligations of the
trust only and do not           o      This supplement relates to the offering
represent an interest in               of the Class A-6 Certificates
or obligation of CWABS,                of the series referenced above. This
Inc., Countrywide Home                 supplement does not contain complete
Loans, Inc., Countrywide               information about the offering of the
Home Loans Servicing LP                Class A-6 Certificates. Additional
or any of their                        information is contained in the
affiliates.                            prospectus supplement dated January 26,
                                       2001 prepared in connection with the
This supplement may be                 offering of the offered certificates
used to offer and sell                 of the series referenced above and in
the offered certificates               the prospectus of the depositor dated
only if accompanied by                 November 27, 2000. You are urged to
the prospectus supplement              read this supplement, the prospectus
and the prospectus.                    supplement and the prospectus in full.
-------------------------
                                o      As of August 25, 2004, the
                                       certificate principal balance
                                       of the Class A-6 Certificates
                                       was approximately $19,335,210.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class A-6 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 16, 2004

                              THE MORTGAGE POOL

         As of August 1, 2004 (the "Reference Date"), the Mortgage Loans included approximately 692 Mortgage Loans having an aggregate Stated Principal Balance of approximately $45,607,946.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                --------------
                                                                         As of
                                                                August 1, 2004

                                                                --------------

Total Number of Mortgage Loans ..............................            692
Delinquent Mortgage Loans and Pending
  Foreclosures at Period End (1)
        30 - 59 days ........................................           4.34%
        60 - 89 days ........................................           0.43%
        90 days or more (excluding pending foreclosures) ....           1.30%
                                                                        -----
        Total Delinquencies .................................           6.07%
                                                                        =====
Foreclosures Pending ........................................           7.23%
                                                                        -----
Total Delinquencies and foreclosures pending ................          13.30%
                                                                       ======

-------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Twenty-two (22) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                         SERVICING OF MORTGAGE LOANS


The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated or acquired and serviced by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below.

Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

         For purposes of the following table:

         o the period of delinquency is based on the number of days payments are contractually past due.

         o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

         o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

         o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                        Delinquency and Foreclosure Experience
                        --------------------------------------------------------------------------
                              As of December 31, 2000                 As of December 31, 2001
                        ----------------------------------      ----------------------------------
                        Principal Balance       Percentage      Principal Balance       Percentage
                        -----------------       ----------      -----------------       ----------

Total Portfolio         $10,618,065,421.51      100.00%         $16,113,058,684.95      100.00%
Delinquency Percentage
30-59 Days              $   864,838,690.77        8.14%         $ 1,437,602,151.97        8.92%
60-89 Days                  297,082,364.46        2.80              440,975,276.56        2.74
90+ Days                    131,030,594.44        1.23              186,062,549.32        1.15
                        ------------------      -------         ------------------      -------
        Sub-Total       $ 1,292,951,649.67      12.18%          $ 2,064,639,977.85      12.81%
                        ------------------      ------          ------------------      -------
Foreclosure Rate        $   329,284,407.33       3.10%          $   670,195,427.54       4.16%
Bankruptcy Rate         $   147,276,258.29       1.39%          $   381,462,318.31       2.37%



                                        Delinquency and Foreclosure Experience
                        --------------------------------------------------------------------------
                              As of December 31, 2002                 As of December 31, 2003
                        ----------------------------------      ----------------------------------
                        Principal Balance       Percentage      Principal Balance       Percentage
                        -----------------       ----------      -----------------       ----------

Total Portfolio         $22,769,082,711.09      100.00%          $39,058,523,423.20     100.00%
Delinquency Percentage
30-59 Days              $ 1,591,562,076.96        6.99%          $ 2,409,274,879.48       6.17%
60-89 Days                  541,119,231.96        2.38               728,740,335.77       1.87
90+ Days                    226,171,736.77        0.99               210,424,049.89       0.54
                        ------------------      -------          ------------------      -------
        Sub-Total       $ 2,358,853,045.69       10.36%          $ 3,348,439,265.14       8.57%
                        ------------------      -------          ------------------      -------
Foreclosure Rate        $   633,348,957.76        2.78%          $   692,149,703.63       1.77%
Bankruptcy Rate         $   551,267,050.86        2.42%          $   609,395,518.03       1.56%



                        Delinquency and Foreclosure Experience

                                As of June 30, 2004
                        ----------------------------------
                        Principal Balance       Percentage
                        -----------------       ----------

Total Portfolio         $ 54,864,000,522.64     100.00%
Delinquency Percentage
30-59 Days              $  3,002,543,693.60      5.47%
60-89 Days                   855,471,629.90      1.56
90+ Days                     236,162,097.09      0.43
                        -------------------     ------
        Sub-Total       $  4,094,177,420.59      7.46%
                        -------------------     ------
Foreclosure Rate        $    861,446,764.26      1.57%
Bankruptcy Rate         $    688,299,158.77      1.25%




         Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans

Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.


                   DESCRIPTION OF THE CLASS A-6 CERTIFICATES

         The Class A-6 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

         As of August 25, 2004 (the "Certificate Date"), the certificate principal balance of the Class A-6 Certificates was approximately $19,335,210 evidencing a beneficial ownership interest of approximately 42.39% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of $33,704,054 and evidenced in the aggregate a beneficial ownership interest of approximately 73.90% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $11,903,891 and evidenced in the aggregate a beneficial ownership interest of approximately 26.10% in the Trust Fund. For additional information with respect to the Class A-6 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The August 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vi) the Closing Date for the Certificates is September 16, 2004 and (vii) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

         The Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes a constant prepayment rates of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Be ginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum.

         The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

         There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A-6 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.


             Percent of Certificate Principal Balance Outstanding


     (Percentages of the Prepayment Model)  0%      11%    17%    23%    28%    34%    40%    46%
                                            --      ---    ---    ---    ---    ---    ---    ---

        Distribution Date

     Initial Percent ...................... 100     100    100    100    100    100    100    100
     September 25, 2005.................... 100     100    97     93     90     86     82     76
     September 25, 2006.................... 100     91     84     77     71     64     57     48
     September 25, 2007.................... 100     80     69     59     51     42     35     25
     September 25, 2008.................... 100     65     51     40     32     25     19     13
     September 25, 2009.................... 100     49     34     24     18     13     10      6
     September 25, 2010.................... 100     34     20     11      7      5      4      3
     September 25, 2011.................... 95      22     10      4      2      1      1      2
     September 25, 2012.................... 89      14      5      2      1      0      0      1
     September 25, 2013.................... 81       8      2      1      0      0      0      0
     September 25, 2014.................... 73       5      1      0      0      0      0      0
     September 25, 2015.................... 64       3      1      0      0      0      0      0
     September 25, 2016.................... 57       2      0      0      0      0      0      0
     September 25, 2017.................... 51       1      0      0      0      0      0      0
     September 25, 2018.................... 45       1      0      0      0      0      0      0
     September 25, 2019.................... 38       0      0      0      0      0      0      0
     September 25, 2020.................... 31       0      0      0      0      0      0      0
     September 25, 2021.................... 25       0      0      0      0      0      0      0
     September 25, 2022.................... 20       0      0      0      0      0      0      0
     September 25, 2023.................... 15       0      0      0      0      0      0      0
     September 25, 2024.................... 10       0      0      0      0      0      0      0
     September 25, 2025....................  7       0      0      0      0      0      0      0
     September 25, 2026....................  4       0      0      0      0      0      0      0
     September 25, 2027....................  2       0      0      0      0      0      0      0
     September 25, 2028....................  1       0      0      0      0      0      0      0
     September 25, 2029....................  0       0      0      0      0      0      0      0
     Weighted Average Life (years)(1) ..... 13.63   5.32   4.31   3.68   3.30   2.94   2.64   2.41
     Weighted Average Life (years)(1)(2) .. 12.92   4.21   2.99   2.24   1.81   1.45   1.15   0.93


     --------------------------

     (1) Determined as specified in the Prospectus Supplement.
     (2) To the Optional Termination Date


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-6 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-6 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-6

Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Underwriter Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

         Although the Exemption has been amended since January 2001, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class A-6 Certificates.

                                   RATINGS

         The Class A-6 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-6 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

                                CWABS 2001-BC1

Summary of Loans in Mortgage Pool
(As of Calculation Date)
                                                Range
                                                -----

Total Number of Mortgage Loans                     692
Total Outstanding Principal Balance        $45,607,946
Average Principal Balance                      $65,907   $10,533 to   $533,685
Weighted Average Mortgage Rate                 10.833     8.250% to    14.950%
Net Weighted Average Mortgage Rate              9.692%    7.131% to    14.441%
Weighted Average Original Term (months)           317        120 to        360
Weighted Average Remaining Term (months)          268         71 to        318
Weighted Average Loan-to-Value Ratio           74.60%     12.95% to     95.00%
Weighted Average FICO Credit Score               588

                                CWABS 2001-BC1


Mortgage Loan Programs

                                                          Number of             Aggregate           % of Aggregate
        Description                                       Mortgage Loans        Principal Balance   Principal Balance
        -------------------------------------------------------------------------------------------------------------

        FIXED 10-Year                                            31                     $935,604             2.05 %
        FIXED 15-Year                                           121                   $5,912,986            12.96
        FIXED 20-Year                                            62                   $3,483,795             7.64
        FIXED 25-Year                                            14                     $820,350             1.80
        FIXED 30-Year                                           429                  $33,253,698            72.91
        FIXED 10-Year - Second Lien                               6                     $130,270             0.29
        FIXED 15-Year - Second Lien                              25                     $926,901             2.03
        FIXED 20-Year - Second Lien                               2                      $72,477             0.16
        FIXED 30/15 Balloon                                       2                      $71,865             0.16
        -------------------------------------------------------------------------------------------------------------
        Total                                                   692                  $45,607,946           100.00 %
        =============================================================================================================

Mortgage Loan Principal Balances

        Range of Mortgage Loan                       Number of                  Aggregate           % of Aggregate
        Principal Balances ($)                       Mortgage Loans             Principal Balance   Principal Balance
        -------------------------------------------------------------------------------------------------------------

        $0 - $25000                                              61                   $1,241,827             2.72 %
        $25000.01 - $50000                                      245                   $9,564,825            20.97
        $50000.01 - $75000                                      212                  $12,871,914            28.22
        $75000.01 - $100000                                      83                   $7,181,336            15.75
        $100000.01 - $ 150000                                    51                   $6,047,875            13.26
        $150000.01 - $ 200000                                    21                   $3,602,543             7.90
        $200000.01 - $ 250000                                    12                   $2,677,592             5.87
        $250000.01 - $ 300000                                     1                     $267,158             0.59
        $300000.01 - $ 350000                                     5                   $1,619,190             3.55
        $500000.01 - $ 550000                                     1                     $533,685             1.17
        -------------------------------------------------------------------------------------------------------------
        Total                                                   692                  $45,607,946           100.00 %
        =============================================================================================================


                                CWABS 2001-BC1



Mortgage Rates

        Range of Mortgage                            Number of                  Aggregate           % of Aggregate
        Rates (%)                                    Mortgage Loans             Principal Balance   Principal Balance
        -------------------------------------------------------------------------------------------------------------

        8.001 - 8.500                                             6                     $928,062             2.03 %
        8.501 - 9.000                                            32                   $3,394,646             7.44
        9.001 - 9.500                                            26                   $2,129,478             4.67
        9.501 - 10.000                                           98                   $8,189,927            17.96
        10.001 - 10.500                                          77                   $5,371,651            11.78
        10.501 - 11.000                                         131                   $8,601,697            18.86
        11.001 - 11.500                                          80                   $4,916,165            10.78
        11.501 - 12.000                                          70                   $3,957,523             8.68
        12.001 - 12.500                                          50                   $2,441,959             5.35
        12.501 - 13.000                                          58                   $3,046,888             6.68
        13.001 - 13.500                                          29                   $1,245,185             2.73
        13.501 - 14.000                                          19                     $731,409             1.60
        14.001 - 14.500                                           9                     $341,811             0.75
        14.501 - 15.000                                           7                     $311,545             0.68
        -------------------------------------------------------------------------------------------------------------
        Total                                                   692                  $45,607,946           100.00 %
        =============================================================================================================




Months Remaining to Maturity


        Months Remaining                             Number of                  Aggregate           % of Aggregate
        to Maturity                                  Mortgage Loans             Principal Balance   Principal Balance
        -------------------------------------------------------------------------------------------------------------
        1 - 120                                                  45                   $1,381,748             3.03 %
        121 - 180                                               147                   $6,909,437            15.15
        181 - 300                                               117                   $7,104,316            15.58
        301 - 360                                               383                  $30,212,444            66.24

        -------------------------------------------------------------------------------------------------------------
        Total                                                   692                  $45,607,946           100.00 %
        =============================================================================================================




Loan-to-Value Ratios


        Range of                                     Number of                  Aggregate           % of Aggregate
        Loan-to-Value Ratios (%) (1)                 Mortgage Loans             Principal Balance   Principal Balance
        -------------------------------------------------------------------------------------------------------------
        50.00 or Less                                            62                   $2,565,390             5.62 %
        50.01-55.00                                               9                     $542,146             1.19
        55.01-60.00                                              40                   $2,832,210             6.21
        60.01-65.00                                              41                   $2,577,854             5.65
        65.01-70.00                                              78                   $5,374,952            11.79
        70.01-75.00                                              89                   $5,034,655            11.04
        75.01-80.00                                             219                  $15,094,667            33.10
        80.01-85.00                                              98                   $7,572,832            16.60
        85.01-90.00                                              51                   $3,839,844             8.42
        90.01-95.00                                               5                    $173,394              0.38
        -------------------------------------------------------------------------------------------------------------
        Total                                                   692                  $45,607,946           100.00 %
        =============================================================================================================

       (1) Refers to the Loan-to-Value Ratio with respect to any first lien Mortgage Loan and the Combined
        Loan-to-Value Ratio with respect to any second lien mortgage loan.



                                                   CWABS 2001-BC1


State Distribution of Mortgaged Properties

                                                     Number of                  Aggregate           % of Aggregate
        State                                        Mortgage Loans             Principal Balance   Principal Balance
        -------------------------------------------------------------------------------------------------------------

        Alabama                                                  19                   $1,023,394             2.24 %
        Arizona                                                  11                     $635,137             1.39
        Arkansas                                                  3                     $124,272             0.27
        California                                               66                   $6,763,387            14.83
        Colorado                                                 10                   $1,012,465             2.22
        Florida                                                  40                   $2,492,456             5.46
        Georgia                                                  28                   $2,024,166             4.44
        Hawaii                                                    2                     $299,149             0.66
        Idaho                                                     4                     $200,219             0.44
        Illinois                                                 19                   $1,637,171             3.59
        Indiana                                                   6                     $280,773             0.62
        Iowa                                                      3                     $188,025             0.41
        Kansas                                                    3                     $155,245             0.34
        Kentucky                                                  3                     $130,110             0.29
        Louisiana                                                12                     $607,728             1.33
        Maine                                                     5                     $207,820             0.46
        Maryland                                                  4                     $309,888             0.68
        Massachusetts                                             1                      $47,581             0.10
        Michigan                                                 30                   $1,934,353             4.24
        Minnesota                                                 6                     $656,001             1.44
        Mississippi                                               9                     $495,101             1.09
        Missouri                                                 12                     $682,895             1.50
        Montana                                                   2                     $103,570             0.23
        Nebraska                                                  1                      $48,565             0.11
        Nevada                                                    6                     $454,461             1.00
        New Jersey                                                4                     $407,308             0.89
        New Mexico                                               15                     $947,890             2.08
        North Carolina                                            2                     $183,019             0.40
        Ohio                                                     17                   $1,243,235             2.73
        Oklahoma                                                 17                     $656,394             1.44
        Oregon                                                    7                     $954,298             2.09
        Pennsylvania                                             17                     $745,104             1.63
        South Carolina                                            2                      $99,793             0.22
        South Dakota                                              1                      $22,298             0.05
        Tennessee                                                20                   $1,179,323             2.59
        Texas                                                   247                  $13,755,877            30.16
        Utah                                                      8                     $518,104             1.14
        Virginia                                                  9                     $500,663             1.10
        Washington                                               15                   $1,483,007             3.25
        West Virginia                                             2                     $135,895             0.30
        Wisconsin                                                 4                     $261,808             0.57
        -------------------------------------------------------------------------------------------------------------
        Total                                                   692                  $45,607,946           100.00 %
        =============================================================================================================



                                CWABS 2001-BC1


Range of FICO Credit Scores

                                                     Number of                  Aggregate           % of Aggregate
        Range of Fico Credit Scores                  Mortgage Loans             Principal Balance   Principal Balance
        -------------------------------------------------------------------------------------------------------------

        781 - 800                                                 2                     $231,664             0.51 %
        761 - 780                                                 1                      $85,467             0.19
        741 - 760                                                 2                      $66,780             0.15
        721 - 740                                                 4                     $246,440             0.54
        701 - 720                                                11                     $600,041             1.32
        681 - 700                                                14                     $766,742             1.68
        661 - 680                                                32                   $2,164,521             4.75
        641 - 660                                                47                   $4,265,864             9.35
        621 - 640                                                61                   $3,892,888             8.54
        601 - 620                                                67                   $4,643,072            10.18
        581 - 600                                                95                   $5,995,980            13.15
        561 - 580                                               101                   $5,937,429            13.02
        541 - 560                                               103                   $6,719,746            14.73
        521 - 540                                                96                   $6,587,846            14.44
        501 - 520                                                50                   $3,143,003             6.89
        500 or Less                                               4                     $195,745             0.43
        Not Available                                             2                      $64,718             0.14
        -------------------------------------------------------------------------------------------------------------
        Total                                                   692                  $45,607,946           100.00 %
        =============================================================================================================





Types of Mortgaged Properties

                                                     Number of                  Aggregate           % of Aggregate
        Description                                  Mortgage Loans             Principal Balance   Principal Balance
        --------------------------------------------------------------------------------------------------------------
        Single Family Residence                                 610                  $39,341,641            86.26 %
        Planned Unit Development                                 29                   $2,851,885             6.25
        2 Family Residence                                       22                   $1,282,133             2.81
        Manufactured Housing (1)                                 17                     $983,617             2.16
        Low Rise Condominium                                      7                     $524,472             1.15
        4 Family Residence                                        3                     $395,804             0.87
        3 Family Residence                                        3                     $164,513             0.36
        High Rise Condominium                                     1                      $63,881             0.14
        -------------------------------------------------------------------------------------------------------------
        Total                                                   692                  $45,607,946           100.00 %
        =============================================================================================================
        (1) Treated as real property.


Purpose of Mortgage Loan

                                                          Number of             Aggregate           % of Aggregate
        Description                                  Mortgage Loans             Principal Balance   Principal Balance
        --------------------------------------------------------------------------------------------------------------
        Refinance (Cash Out)                                    599                  $38,143,231            83.63 %
        Refinance (Rate/Term)                                    66                   $5,515,164            12.09
        Purchase                                                 27                   $1,949,550             4.27
        -------------------------------------------------------------------------------------------------------------
        Total                                                   692                  $45,607,946           100.00 %
        =============================================================================================================




                                CWABS 2001-BC1




Occupancy Types

                                                          Number of             Aggregate           % of Aggregate
        Occupancy Type                               Mortgage Loans             Principal Balance   Principal Balance
        -------------------------------------------------------------------------------------------------------------

        Owner Occupied                                          633                  $42,656,256            93.53 %
        Non-owner Occupied                                       56                   $2,811,719             6.16
        Second Home                                               3                     $139,971             0.31
        -------------------------------------------------------------------------------------------------------------
        Total                                                   692                  $45,607,946           100.00 %
        =============================================================================================================



Document Types

                                                     Number of                  Aggregate           % of Aggregate
        Document Type                                Mortgage Loans             Principal Balance   Principal Balance
        -------------------------------------------------------------------------------------------------------------
        Full Documentation                                      521                  $32,269,805            70.75 %
        Stated                                                  151                  $11,710,313            25.68
        Simple                                                   20                   $1,627,828             3.57
        -------------------------------------------------------------------------------------------------------------
        Total                                                   692                  $45,607,946           100.00 %
        =============================================================================================================




                                   EXHIBIT 2



           THE                                                                              Distribution Date:  8/25/04
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                        Countrywide Home Loans
                  212-815-3236                     Asset-Backed Certificates
Associate:        AnnMarie Cassano                        Series 2001-BC1
                  212-815-8318

                                    Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------------

                                                    Certificate                               Pass
                                    Class              Rate             Beginning            Through           Principal
  Class         Cusip            Description           Type              Balance            Rate (%)         Distribution
---------------------------------------------------------------------------------------------------------------------------------
   A1         126671KP0            Senior           Fix-30/360                   0.00       5.923000                   0.00
   A2         126671KQ8            Senior           Fix-30/360                   0.00       6.011000                   0.00
   A3         126671KR6            Senior           Fix-30/360                   0.00       6.237000                   0.00
   A4         126671KS4            Senior           Fix-30/360                   0.00       6.602000                   0.00
   A5         126671KT2            Senior           Fix-30/360          15,332,089.42       7.080000             963,245.74
   A6         126671KU9            Senior           Fix-30/360          19,661,165.82       6.565000             325,955.34
   AIO        126671KZ8           Strip IO          Fix-30/360          46,897,146.71       0.000000                   0.00
---------------------------------------------------------------------------------------------------------------------------------

   M1         126671KV7           Mezzanine         Fix-30/360           4,500,000.00       7.247000                   0.00
   M2         126671KW5           Mezzanine         Fix-30/360           3,375,000.00       7.741000                   0.00
   B1         126671KX3            Junior           Fix-30/360           2,250,000.00       8.037000                   0.00
   B2         126671KY1            Junior           Fix-30/360           1,778,891.47       9.021000                   0.00
---------------------------------------------------------------------------------------------------------------------------------

 Totals                                                                 46,897,146.71                          1,289,201.08
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------

                                                                         Current                              Cumulative
                                  Interest             Total             Realized            Ending            Realized
  Class         Cusip           Distribution       Distribution           Losses             Balance            Losses
---------------------------------------------------------------------------------------------------------------------------------
   A1         126671KP0                  0.00                 0.00         0.00                      0.00         0.00
   A2         126671KQ8                  0.00                 0.00         0.00                      0.00         0.00
   A3         126671KR6                  0.00                 0.00         0.00                      0.00         0.00
   A4         126671KS4                  0.00                 0.00         0.00                      0.00         0.00
   A5         126671KT2             90,459.33         1,053,705.07         0.00             14,368,843.68         0.00
   A6         126671KU9            107,562.96           433,518.30         0.00             19,335,210.48         0.00
   AIO        126671KZ8            100,552.54           100,552.54         0.00             45,607,945.63         0.00
---------------------------------------------------------------------------------------------------------------------------------

   M1         126671KV7             27,176.25            27,176.25         0.00              4,500,000.00         0.00
   M2         126671KW5             21,771.56            21,771.56         0.00              3,375,000.00         0.00
   B1         126671KX3             15,069.38            15,069.38         0.00              2,250,000.00         0.00
   B2         126671KY1             13,372.82            13,372.82         0.00              1,778,891.47         0.00
---------------------------------------------------------------------------------------------------------------------------------

 Totals                            375,964.84         1,665,165.92         0.00             45,607,945.63         0.00
---------------------------------------------------------------------------------------------------------------------------------



The Class AIO the interest distribution includes $0.63 investment earnings for the fixed carryover reserve fund.



           THE                                                                              Distribution Date:  8/25/04
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                        Countrywide Home Loans
                  212-815-3236                     Asset-Backed Certificates
Associate:        AnnMarie Cassano                        Series 2001-BC1
                  212-815-8318


                                                Principal Distribution Detail

-------------------------------------------------------------------------------------------------------------------------------
                                Original             Beginning          Scheduled                              Unscheduled
                                Certificate          Certificate        Principal           Accretion          Principal
  Class         Cusip           Balance              Balance            Distribution        Principal          Adjustments
-------------------------------------------------------------------------------------------------------------------------------
   A1         126671KP0           74,345,000.00               0.00              0.00            0.00               0.00
   A2         126671KQ8           15,504,000.00               0.00              0.00            0.00               0.00
   A3         126671KR6           47,878,000.00               0.00              0.00            0.00               0.00
   A4         126671KS4           25,859,000.00               0.00              0.00            0.00               0.00
   A5         126671KT2           25,414,000.00      15,332,089.42        963,245.74            0.00               0.00
   A6         126671KU9           22,500,000.00      19,661,165.82        325,955.34            0.00               0.00
   AIO        126671KZ8          225,000,000.00      46,897,146.71              0.00            0.00               0.00
-------------------------------------------------------------------------------------------------------------------------------
   M1         126671KV7            4,500,000.00       4,500,000.00              0.00            0.00               0.00
   M2         126671KW5            3,375,000.00       3,375,000.00              0.00            0.00               0.00
   B1         126671KX3            2,250,000.00       2,250,000.00              0.00            0.00               0.00
   B2         126671KY1            3,375,000.00       1,778,891.47              0.00            0.00               0.00
-------------------------------------------------------------------------------------------------------------------------------
 Totals                          225,000,000.00      46,897,146.71      1,289,201.08            0.00               0.00
-------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
                                Net                  Current            Ending              Ending
                                Principal            Realized           Certificate         Certificate
  Class         Cusip           Distribution         Losses             Balance             Factor
--------------------------------------------------------------------------------------------------------------
   A1         126671KP0                   0.00           0.00                    0.00        0.00000000000
   A2         126671KQ8                   0.00           0.00                    0.00        0.00000000000
   A3         126671KR6                   0.00           0.00                    0.00        0.00000000000
   A4         126671KS4                   0.00           0.00                    0.00        0.00000000000
   A5         126671KT2             963,245.74           0.00           14,368,843.68        0.56539087430
   A6         126671KU9             325,955.34           0.00           19,335,210.48        0.85934268802
   AIO        126671KZ8                   0.00           0.00           45,607,945.63        0.20270198058
--------------------------------------------------------------------------------------------------------------
   M1         126671KV7                   0.00           0.00            4,500,000.00        1.00000000000
   M2         126671KW5                   0.00           0.00            3,375,000.00        1.00000000000
   B1         126671KX3                   0.00           0.00            2,250,000.00        1.00000000000
   B2         126671KY1                   0.00           0.00            1,778,891.47        0.52707895407
--------------------------------------------------------------------------------------------------------------
 Totals                           1,289,201.08           0.00           45,607,945.63
--------------------------------------------------------------------------------------------------------------




           THE                                                                              Distribution Date:  8/25/04
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                        Countrywide Home Loans
                  212-815-3236                     Asset-Backed Certificates
Associate:        AnnMarie Cassano                        Series 2001-BC1
                  212-815-8318


                                        Interest Distribution Detail

----------------------------------------------------------------------------------------------------------
              Beginning             Pass              Accrued           Cumulative
             Certificate           Through            Optimal             Unpaid            Deferred
  Class        Balance            Rate (%)           Interest            Interest           Interest
----------------------------------------------------------------------------------------------------------
   A1                  0.00      5.923000                   0.00           0.00                0.00
   A2                  0.00      6.011000                   0.00           0.00                0.00
   A3                  0.00      6.237000                   0.00           0.00                0.00
   A4                  0.00      6.602000                   0.00           0.00                0.00
   A5         15,332,089.42      7.080000              90,459.33           0.00                0.00
   A6         19,661,165.82      6.565000             107,562.96           0.00                0.00
   AIO        46,897,146.71      0.000000                   0.00           0.00                0.00
----------------------------------------------------------------------------------------------------------
   M1          4,500,000.00      7.247000              27,176.25           0.00                0.00
   M2          3,375,000.00      7.741000              21,771.56           0.00                0.00
   B1          2,250,000.00      8.037000              15,069.38           0.00                0.00
   B2          1,778,891.47      9.021000              13,372.82           0.00                0.00
----------------------------------------------------------------------------------------------------------
 Totals       46,897,146.71                           275,412.30           0.00                0.00
----------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
                Total                Net            Unscheduled
               Interest          Prepayment          Interest            Interest
  Class          Due            Int Shortfall       Adjustment             Paid
--------------------------------------------------------------------------------------------
   A1                0.00             0.00               0.00                  0.00
   A2                0.00             0.00               0.00                  0.00
   A3                0.00             0.00               0.00                  0.00
   A4                0.00             0.00               0.00                  0.00
   A5           90,459.33             0.00               0.00             90,459.33
   A6          107,562.96             0.00               0.00            107,562.96
   AIO               0.00             0.00               0.00            100,552.54
--------------------------------------------------------------------------------------------
   M1           27,176.25             0.00               0.00             27,176.25
   M2           21,771.56             0.00               0.00             21,771.56
   B1           15,069.38             0.00               0.00             15,069.38
   B2           13,372.82             0.00               0.00             13,372.82
--------------------------------------------------------------------------------------------
 Totals        275,412.30             0.00               0.00            375,964.84
--------------------------------------------------------------------------------------------





           THE                                                                              Distribution Date:  8/25/04
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                        Countrywide Home Loans
                  212-815-3236                     Asset-Backed Certificates
Associate:        AnnMarie Cassano                        Series 2001-BC1
                  212-815-8318



                                       Current Payment Information
                                           Factors per $1,000
--------------------------------------------------------------------------------------------------------
                                      Original          Beginning Cert.
                                      Certificate       Notional               Principal
  Class          Cusip                Balance            Balance               Distribution
--------------------------------------------------------------------------------------------------------
   A1          126671KP0              74,345,000.00         0.000000000         0.000000000
   A2          126671KQ8              15,504,000.00         0.000000000         0.000000000
   A3          126671KR6              47,878,000.00         0.000000000         0.000000000
   A4          126671KS4              25,859,000.00         0.000000000         0.000000000
   A5          126671KT2              25,414,000.00       603.293044102        37.902169802
   A6          126671KU9              22,500,000.00       873.829591875        14.486903851
   AIO         126671KZ8             225,000,000.00       208.431763156         0.000000000
--------------------------------------------------------------------------------------------------------
   M1          126671KV7               4,500,000.00     1,000.000000000         0.000000000
   M2          126671KW5               3,375,000.00     1,000.000000000         0.000000000
   B1          126671KX3               2,250,000.00     1,000.000000000         0.000000000
   B2          126671KY1               3,375,000.00       527.078954074         0.000000000
--------------------------------------------------------------------------------------------------------
 Totals                              225,000,000.00       208.431763156         5.729782578
--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
                                                          Ending Cert.              Pass
                                      Interest              Notional              Through
  Class          Cusip              Distribution            Balance               Rate (%)
--------------------------------------------------------------------------------------------------------
   A1          126671KP0             0.000000000             0.000000000          5.923000
   A2          126671KQ8             0.000000000             0.000000000          6.011000
   A3          126671KR6             0.000000000             0.000000000          6.237000
   A4          126671KS4             0.000000000             0.000000000          6.602000
   A5          126671KT2             3.559428960           565.390874300          7.080000
   A6          126671KU9             4.780576059           859.342688023          6.565000
   AIO         126671KZ8             0.446900189           202.701980578          0.000000
--------------------------------------------------------------------------------------------------------
   M1          126671KV7             6.039166667         1,000.000000000          7.247000
   M2          126671KW5             6.450833333         1,000.000000000          7.741000
   B1          126671KX3             6.697500000         1,000.000000000          8.037000
   B2          126671KY1             3.962316037           527.078954074          9.021000
--------------------------------------------------------------------------------------------------------
 Totals                              1.670954844           202.701980578
--------------------------------------------------------------------------------------------------------



           THE
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                        Countrywide Home Loans
                  212-815-3236                     Asset-Backed Certificates
Associate:        AnnMarie Cassano                        Series 2001-BC1
                  212-815-8318


-----------------------------------------------------------------------
Pool Level Data

Distribution Date                                              8/25/04
Cut-off Date                                                   1/ 1/01
Determination Date                                             8/ 1/04
Accrual Period 30/360                      Begin               7/ 1/04
                                           End                 8/ 1/04
Number of Days in 30/360 Accrual Period                             30

-----------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------------------
                                                Collateral Information                                             Group 1
-------------------------------------------------------------------------------------------------------------------------------

Cut-Off Date Balance                                                                                            209,174,464.58

Beginning Aggregate Pool Stated Principal Balance                                                                46,897,146.71
Ending Aggregate Pool Stated Principal Balance                                                                   45,607,945.63

Beginning Aggregate Certificate Stated Principal Balance                                                         46,897,146.71
Ending Aggregate Certificate Stated Principal Balance                                                            45,607,945.63

Beginning Aggregate Loan Count                                                                                             711
Loans Paid Off or Otherwise Removed Pursuant to PSA                                                                         19
Ending Aggregate Loan Count                                                                                                692

Beginning Weighted Average Loan Rate (WAC)                                                                          10.831295%
Ending Weighted Average Loan Rate (WAC)                                                                             10.833052%

Beginning Net Weighted Average Loan Rate                                                                             9.632316%
Ending Net Weighted Average Loan Rate                                                                                9.634626%

Weighted Average Maturity (WAM) (Months)                                                                                   274

Servicer Advances                                                                                                   141,223.72

Aggregate Pool Prepayment                                                                                         1,224,370.73
Pool Prepayment Rate (CPR)                                                                                             27.2323






           THE
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                            Countrywide Home Loans
                  212-815-3236                          Asset-Backed Certificates
Associate:        AnnMarie Cassano                           Series 2001-BC1
                  212-815-8318


---------------------------------------------------------------------------------------------------------------------------------
                           Delinquency Information                                             Group 1
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days                       Balance                                  2,459,626.97                          5.392979%
                                 # of loans                                         30                          4.335260%

60-89 Days                       Balance                                    168,945.63                          0.370430%
                                 # of loans                                          3                          0.433526%

90+ Days                         Balance                                    549,606.98                          1.205068%
                                 # of loans                                          9                          1.300578%

Total                            Balance                                  3,178,179.58                          6.968478%
                                 # of loans                                         42                          6.069364%

---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                           Foreclosure Information                                             Group 1
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days                       Balance                                          0.00                          0.000000%
                                 # of loans                                          0                          0.000000%

60-89 Days                       Balance                                    311,766.57                          0.683580%
                                 # of loans                                          7                          1.011561%

90+ Days                         Balance                                  2,995,852.03                          6.568706%
                                 # of loans                                         43                          6.213873%

Total                            Balance                                  3,307,618.60                          7.252286%
                                 # of loans                                         50                          7.225434%

---------------------------------------------------------------------------------------------------------------------------------






           THE
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                            Countrywide Home Loans
                  212-815-3236                          Asset-Backed Certificates
Associate:        AnnMarie Cassano                           Series 2001-BC1
                  212-815-8318


---------------------------------------------------------------------------------------------------------------------------------
                           Bankruptcy Information                                                Group 1
---------------------------------------------------------------------------------------------------------------------------------

30-59 Days                       Balance                                    231,573.14                          0.507747%
                                 # of loans                                          3                          0.000000%

60-89 Days                       Balance                                    703,876.19                          1.543319%
                                 # of loans                                          9                          0.000000%

90+ Days                         Balance                                  4,698,842.93                         10.302685%
                                 # of loans                                         62                          0.000000%

Total                            Balance                                  5,634,292.26                         12.353751%
                                 # of loans                                         74                          0.000000%

---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                              REO Information                                                    Group 1
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days                       Balance                                          0.00                          0.000000%
                                 # of loans                                          0                          0.000000%

60-89 Days                       Balance                                          0.00                          0.000000%
                                 # of loans                                          0                          0.000000%

90+ Days                         Balance                                  1,387,341.52                          3.041886%
                                 # of loans                                         22                          0.000000%

Total                            Balance                                  1,387,341.52                          3.041886%
                                 # of loans                                         22                          0.000000%

---------------------------------------------------------------------------------------------------------------------------------





           THE
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                            Countrywide Home Loans
                  212-815-3236                          Asset-Backed Certificates
Associate:        AnnMarie Cassano                           Series 2001-BC1
                  212-815-8318


---------------------------------------------------------------------------------------------------------------------------------
                                                               Aggregate Book Value / Loss Info
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                                                           Group 1
                                                                                           -------

Book Value of all REO Loans                                                                   0.00
Percentage of Total Pool Balance                                                         0.000000%

Current Realized Losses                                                                       0.00
Additional (Gains)/Losses                                                                     0.00
Cumulative Losses                                                                             0.00

---------------------------------------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------------------------------------
                                                          Credit Enhancement Information
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
Protection                                                           Original                                       Current


Bankruptcy Loss                                                          0.00                                          0.00
Bankruptcy Percentage                                               0.000000%                                     0.000000%
Credit/Fraud Loss                                                        0.00                                  2,091,744.65
Credit/Fraud Loss Percentage                                        0.000000%                                     4.586360%
Special Hazard Loss                                                      0.00                                          0.00
Special Hazard Loss Percentage                                      0.000000%                                     0.000000%

---------------------------------------------------------------------------------------------------------------------------------






           THE
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                            Countrywide Home Loans
                  212-815-3236                          Asset-Backed Certificates
Associate:        AnnMarie Cassano                           Series 2001-BC1
                  212-815-8318


---------------------------------------------------------------------------------------------------------------------------------
                                                    Class Subordination Levels
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------

Class                                                          Original                                              Current
-----                                                          --------                                              -------

Class A                                                  211,500,000.00                                        33,704,054.16
Class A Percentage                                           94.000000%                                           73.899523%

Class M1                                                   4,500,000.00                                         4,500,000.00
Class M1 Percentage                                           2.000000%                                            9.866702%

Class M2                                                   3,375,000.00                                         3,375,000.00
Class M2 Percentage                                           1.500000%                                            7.400026%

Class B1                                                   2,250,000.00                                         2,250,000.00
Class B1 Percentage                                           1.000000%                                            4.933351%

Class B2                                                   3,375,000.00                                         1,778,891.47
Class B2 Percentage                                           1.500000%                                            3.900398%

---------------------------------------------------------------------------------------------------------------------------------





           THE
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                            Countrywide Home Loans
                  212-815-3236                          Asset-Backed Certificates
Associate:        AnnMarie Cassano                           Series 2001-BC1
                  212-815-8318



                                    ---------------------------------------------------------------------------------------
                                    Certificate Account - Deposits
                                    ---------------------------------------------------------------------------------------

                                    Beginning Balance                                                                  0.00

                                    Payments of Interest and Principal                                         1,711,862.04
                                    Liquidation Proceeds                                                               0.00
                                    All Other Proceeds                                                                 0.00
                                    Other Amounts                                                                      0.00
                                                                                                               ------------
                                    Total Deposits                                                             1,711,862.04

                                    ---------------------------------------------------------------------------------------
                                    Certificate Account - Withdrawals

                                    Reimbursement of Servicer Advances                                                 0.00
                                    Payment of Master Servicer Fees                                               18,904.10
                                    Payment of Sub Servicer Fees                                                       0.00
                                    Payment of Other Fees                                                              0.00
                                    Payment of Insurance Premium(s)                                                    0.00
                                    Payment of Personal Mortgage Insurance                                        27,792.66
                                    Other Permitted Withdrawals per the PSA                                            0.00
                                    Payment of Principal and Interest                                          1,665,165.92
                                                                                                               ------------
                                    Total Withdrawals                                                          1,711,862.67

                                    Ending Balance                                                                    -0.63

                                    ---------------------------------------------------------------------------------------





           THE
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                            Countrywide Home Loans
                  212-815-3236                          Asset-Backed Certificates
Associate:        AnnMarie Cassano                           Series 2001-BC1
                  212-815-8318



---------------------------------------------------------------------------------------------------------------------------------
                                                         PPIS/Compensating Interest Detail
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------

                                                                                          Group 1
                                                                                          -------

Total Gross Prepayment Interest Shortfall                                                  636.38
Compensation for Gross PPIS from Servicing Fees                                            636.38
Other Gross PPIS Compensation                                                                0.00
-----------------------------------------------                                           -------

Total Net PPIS (Non-Supported PPIS)                                                         -0.00

---------------------------------------------------------------------------------------------------------------------------------






           THE
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                            Countrywide Home Loans
                  212-815-3236                          Asset-Backed Certificates
Associate:        AnnMarie Cassano                           Series 2001-BC1
                  212-815-8318


---------------------------------------------------------------------------------------------------------------------------------
                                                           Seller Loss Coverage Obligation
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------

Original Seller Loss Coverage Amount                                                  3,375,000.00
Current Loss Amount                                                                      59,471.93
Cumulative Loss Amount                                                                2,390,328.68
Seller Loss Coverage Remaining Balance                                                  984,671.32

---------------------------------------------------------------------------------------------------------------------------------






           THE
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                            Countrywide Home Loans
                  212-815-3236                          Asset-Backed Certificates
Associate:        AnnMarie Cassano                           Series 2001-BC1
                  212-815-8318



---------------------------------------------------------------------------------------------------------------------------------
                                                                     Loan Level Loss Detail
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------

Group                   Loan ID                     Liquidation Balance          Liquidation Proceeds           Realized Loss
-----                   -------                     -------------------          --------------------           -------------

Group 1
                           N/A


